UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2016

Commission File Number: 333-141703-02; 333-167413; 333-191359; 333-205455-01	Commission File Number: 333-141703; 333-167413-02; 333-191359-02; 333-205455-02; 000-23108	Commission File Number: 333-205455	Commission File Number: 333-141703-01; 333-167413-01; 333-191359-01; 033-54804

DISCOVER CARD EXECUTION NOTE TRUST (Exact name of issuing entity in respect of the notes as specified in charter)	DISCOVER CARD MASTER TRUST I (Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate)	DISCOVER FUNDING LLC (Exact name of depositor as specified in charter)	DISCOVER BANK (Exact name of sponsor as specified in charter)

Delaware (State or jurisdiction of incorporation or organization of the issuing entity)	Delaware (State or jurisdiction of incorporation or organization of the issuing entity)	Delaware (State or jurisdiction of incorporation or organization of the depositor)	Delaware (State or jurisdiction of incorporation or organization of the sponsor)

c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001	c/o Discover Bank 12 Read’s Way New Castle, Delaware 19720	Discover Funding LLC 12 Read’s Way New Castle, Delaware 19720	Discover Bank 12 Read’s Way New Castle, Delaware 19720

(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the issuing entity)	(Address of principal executive offices of the depositor)	(Address of principal executive offices of the sponsor)

51-0020270

(IRS Employer Identification No. of

the sponsor)

47-4047337

(IRS Employer Identification No. of

the depositor)

(302) 323-7315

(Telephone, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 26, 2016, Discover Card Execution Note Trust and U.S. Bank National Association entered into the Omnibus Amendment to Specified Terms Documents to amend provisions related to the dates on which principal collections with respect to certain Class B and Class C Notes are required to be deposited into the collections account, subject to certain conditions as described in the Omnibus Amendment to Specified Terms Document. A copy of the Omnibus Amendment to Specified Terms Documents is filed as Exhibit 4.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit 4.1	Omnibus Amendment to Specified Terms Documents between Discover Card Execution Note Trust and U.S. Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2016

Discover Funding LLC (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust and as registrant under Commission File Number 333-205455)

By:	_/s/ Michael F. Rickert
Michael F. Rickert Vice President, Chief Financial Officer and Treasurer

Discover Bank (as registrant under Commission File Numbers 333- 141703-01, 333-167413-01 and 333-191359-01)

By:	_/s/ Michael F. Rickert
Michael F. Rickert Vice President, Chief Financial Officer and Assistant Treasurer